EXHIBIT 99.1

October 5, 2015

j2 Global® Raises Guidance

Acquisition activity expands with the completion of nine acquisitions in the third quarter of 2015

LOS ANGELES--(BUSINESS WIRE) -- j2 Global, Inc. (NASDAQGS: JCOM), the global provider of Internet services, announced today that the Company completed nine acquisitions in the third quarter of 2015.  The acquisitions spanned all of the Company’s business units and five countries.  As a result of the recent success of its acquisition program coupled with continued operational achievements, the Company is increasing its 2015 revenue and Adjusted Non-GAAP earnings per diluted share (EPS) guidance.

Acquisition Activity

The acquisitions listed below will grow the Company's global customer base, provide access to new markets and expand j2's product lineup. The acquisitions are:

Cloud Backup	Cloud Connect	Digital Media	Intellectual Property
LiveVault (USA)	Axiatel (France)	Salesify (USA)	VDW (Netherlands)
Online Backup Vault (USA)	Popfax (France)
DSA Technologies (USA)	Network Telsys (Canada)
Comtech (Norway)

“Over the years, j2 has developed a core competency of identifying, negotiating and integrating acquisitions to enhance our global growth”, said j2's CEO, Hemi Zucker. “We are excited to welcome our new customers and our new business colleagues around the world”.

“We are very pleased with our success so far this year as well as our operating momentum as we enter the fourth quarter, and as a consequence, we are increasing our full-year 2015 financial guidance”, he added.

“Since the beginning of the year, we have completed twenty acquisitions deploying approximately $265 million of capital,” said Scott Turicchi, j2's President and CFO.  “And, despite our recent success, our M&A pipeline remains full as we continue to pursue our long-term acquisition strategy.”

Business Outlook
Driven by the recent acquisition activity and better than expected performance in its core operations, the Company is raising the upper end of its fiscal 2015 financial estimates. It now expects to achieve revenues of between $690 and $724 million (an increase to the upper end of the range of $14 million or 1.97%) and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $4.13 (an increase in the upper end of the range of $0.16 or 4.03%).  Due to the timing and nature of the recent acquisition activity, most of the financial impact of these acquisitions during 2015 will be realized in the fourth quarter.

As previously noted, Adjusted Non-GAAP earnings per diluted share for 2015 excludes share-based compensation of between $11 and $12 million, amortization of acquired intangible assets and the impact of any other currently unanticipated items, in each case net of tax.

It is anticipated that the normalized tax rate for 2015 (excluding certain expenses that may not be indicative of our recurring core business operating results) will be at the higher end of the previously provided range of between 27 and 29%.

About j2 Global

j2 Global, Inc. provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe®, Livedrive® and Onebox®, and operates a messaging network spanning 49 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter®Powered by BuyerBase®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2014, j2 had achieved 19 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's and Scott Turicchi’s quotes and the “Business Outlook” portion regarding the Company's expected fiscal 2015 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow fax and non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition and integrate acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2014 Annual Report on Form 10-K filed by j2 Global on March 2, 2015, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's and Scott Turicchi’s quotes and the “Business Outlook” portion regarding the Company's expected fiscal 2015 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures
As used is this Press Release, Adjusted Non-GAAP earnings per diluted share for 2015 excludes share-based compensation of between $11 and $12 million, amortization of acquired patents and other intangibles, acquisition-related integration costs, interests costs in excess of the coupon rate associated with convertible notes of the company, and the impact of any other currently unanticipated items, in each case net of tax.

We use Adjusted Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted Non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted Non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted Non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted Non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. However, the presentation of Non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

j2 Global, Inc. Laura Hinson
Laura.Hinson@j2.com
eVoice®: 800-577-1790 Source: j2 Global, Inc.